amalgamatedbank.com Member FDIC Amalgamated Financial Corp. Second Quarter 2022 Earnings Presentation July 28, 2022

2 Safe Harbor Statements INTRODUCTION On March 1, 2021 (the “Effective Date”), Amalgamated Financial Corp. (the “Company”) completed its holding company reorganization and acquired all of the outstanding stock of Amalgamated Bank (the “Bank”). In this presentation, unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Effective Date, the terms refer only to the Bank. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by forward-looking terminology, such as “plan,” “seek to,” “outlook,” “guidance,” “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “forecast,” “expect,” “estimate,” “continue,” “initiatives,” and “intend,” as well as other similar words and expressions of the future. These forward-looking statements include, but are not limited to, our 2022 Guidance, and statements related to future loss/income (including projected non-interest income) of solar tax equity investments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control and any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: • negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; • the rate of growth (or lack thereof) in the economy and employment levels, as well as general business and economic conditions, coupled with the risk that adverse conditions may be greater than anticipated in the markets that we serve; • the COVID-19 pandemic and its continuing effects on the economic and business environments in which we operate; • continuation of the interest rate environment; • fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; • our inability to maintain the historical growth rate of our loan portfolio; • changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments either as they currently exist or as they may be affected by conditions associated with the COVID-19 pandemic; • the impact of competition with other financial institutions, many of which are larger and have greater resources, and fintechs, as well as changes in the competitive environment; • our ability to meet heightened regulatory and supervisory requirements; • our ability to grow and retain low-cost core deposits and retain large, uninsured deposits; • any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; • inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; • risks associated with litigation, including the applicability of insurance coverage; • the risk of not achieving anticipated cost savings related to reduction in the number of branch locations and other expense areas; • a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches, the risk of any of which could be exacerbated by employees and others working remotely as a result of the effects of the COVID-19 pandemic; • volatile credit and financial markets both domestic and foreign; • the risk that the preliminary financial information reported herein and our current preliminary analysis could be different when our review is finalized; • unexpected challenges related to our executive officer retention; and • the outcome of any legal proceedings that may be instituted against us in connection with the termination of the merger agreement with ABOC. Additional factors which could affect the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website at www.sec.gov/. Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. We disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, or to update the reasons why actual results could differ from those contained in or implied by such statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Safe Harbor Statements cont. NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP financial measures including, without limitation, “Core Operating Revenue,” “Core Non-interest Expense,” “Tangible Common Equity,” “Average Tangible Common Equity,” “Core Efficiency Ratio,” “Core Net Income,” “Core ROAA,” and “Core ROATCE.” We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Specifically, we believe these non-GAAP financial measures (a) allow management and investors to better assess our performance by removing volatility that is associated with discrete items that are unrelated to our core business, and (b) enable a more complete understanding of factors and trends affecting our business. Non-GAAP financial measures, however, have inherent limitations, are not required to be uniformly applied, and are not audited. Accordingly, these non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this presentation and not to place undue reliance on any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this presentation with other companies’ non-GAAP financial measures having the same or similar names. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. Reconciliations of non-GAAP financial disclosures to what we believe to be the most directly comparable GAAP measures found in this presentation are set forth in the final pages of this presentation and also may be viewed on the bank’s website, amalgamatedbank.com. You should assume that all numbers presented are unaudited unless otherwise noted.

2Q22 Highlights 4 1. See non-GAAP disclosures on pages 22-23 2. Pre-tax, pre-provision income is defined as net interest income plus non-interest income less non-interest expense INCOME STATEMENT • Record earnings of $19.6 million, or $0.63 per diluted share on a GAAP basis; • Core net income excluding the tax credit or accelerated depreciation impact of solar tax equity investments was $20.9 million, or $0.67 per diluted share(1) • Core pre-tax, pre-provision income(2) excluding the tax credit or accelerated depreciation impact of solar tax equity investments(1) of $31.2 million compared to $21.6 million in 1Q22 • Core efficiency ratio excluding the tax credit or accelerated depreciation impact of solar tax equity investments(1) was 52.20% and 61.14% in 2Q22 and 1Q22, respectively BALANCE SHEET • Deposits increased $317.7 million compared to 1Q22 primarily due to continued growth in political deposits and new relationships in core markets • Loans, including net deferred costs increased $176.3 million, or 5.1%, to $3.6 billion, on a linked quarter basis • Net interest margin improved to 3.03% in 2Q22, an increase of 27 basis points from 2.76% in 1Q22 CAPITAL • Capital ratios remained strong with CET1 of 11.76% and Tier 1 Leverage of 7.08% • Tangible book value per share of $15.69 compared to $16.45 as of 1Q22

Solar Tax-Equity Investments

OVERVIEW OF SOLAR TAX EQUITY INVESTMENTS

- Immediate realization of tax benefits and subsequent accelerated depreciation of the value of the investment creates volatility in the GAAP and core earnings presentations
- Metrics excluding the impact of tax credits or accelerated depreciation is a meaningful way to evaluate the current performance of the Company and are adjusted in accordance with the below
- Steady state income is generally achieved within 4 quarters of initial investment and all investments are net profitable over their lives (generally 5 years)
- We expect more solar tax-equity investment initiatives in the future (not shown in forecast below)

ACTUAL AND PROJECTED SOLAR INCOME[(1)(2)(3)]

$ millions



Actual
Forecast
$0.0
-$3.8
$0.2
-$1.8
$0.2
-$0.8
$0.5
$5.3
$0.3
$0.1
$0.3
-$0.9
$0.3
-$1.3
$1.2
-$3.8
$5.0
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
FY22
FY23-25
Tax credits (accelerated depreciation) on solar investments
Steady state solar income

(1) Actual 1Q22 and Q222 results and projected solar income forecasts have been revised modestly since 4Q 2021
(2) Balances presented are not tax effected
(3) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details on impact to key ratios

5

Ending Deposits $56.2 $69.4 $84.9 $73.3 $106.4 2018 2019 2020 2021 June YTD Trends 6 KEY FINANCIAL TRENDS THROUGH 2Q22 ($ in millions) (1) Compounded Annual Growth Rate (“CAGR”) (2) See solar tax investment slide 5 for components of income exclusions (3) June YTD 2022 earnings are annualized (4) GAAP Pre-tax, pre-provision income was $102.4 million annualized in 2022, $70.4 million in 2021, and $86.7 in 2020, the only years impacted by our solar investments 7.0% CAGR(1) 13.6% CAGR(1) 17.2% CAGR(1) NPA / Total Assets Loans + PACE $4,105 $4,641 $5,339 $6,356 $7,291 2018 2019 2020 2021 2Q22 1.27% 1.25% 1.38% 0.77% 0.82% 2018 2019 2020 2021 2Q22 $3,211 $3,703 $3,868 $3,904 $4,351 $3,211 $3,439 $3,447 $3,276 $3,609 $264 $421 $627 $742 2018 2019 2020 2021 2Q22 >> 2.6% CAGR(1) (Loans) Core Pre-Tax Pre-Provision Earnings(2)(3)(4) excluding tax credits (accelerated depreciation) on solar investments

Deposit Portfolio 7 2Q22 HIGHLIGHTS • Total ending deposits increased $317.7 million compared to 1Q22 due to momentum in all customer segments, including political deposits related to upcoming elections, and new relationships in core markets ◦ Political deposits make up 17.6% of the total deposit portfolio, and grew $131.5 million in Q2 ◦ Key highlights of the non-political deposit growth are: ▪ $31.0 million came from new relationships to the bank this quarter ▪ $63.0 million came from from existing relationships across various segments, including non-profit, public health delivery, and climate advocacy • Total average deposits increased $433.8 million • Total cost of funds of 8 basis points, compared to 9 basis points in Q1; interest bearing deposit cost was 18 basis points in both Q1 and Q2 • Non-interest bearing deposits represented 54.4% of ending deposits in 2Q22, compared to 53.9% in 1Q22 TOTAL DEPOSITS ($ in billions) $5.9 $6.2 $6.4 $7.0 $7.3 $5.1 $5.2 $5.4 $5.9 $6.0 $0.8 $1.0 $1.0 $1.1 $1.3 Political Other Deposits 2Q21 3Q21 4Q21 1Q22 2Q22

Interest Earning Assets 8 INTEREST EARNING ASSETS OF $7.7B AS OF JUNE 30, 2022 We maintain a diverse, low risk profile of interest earning assets Multifamily & Commercial Real Estate $1.2 B • No fossil fuel exposure • $239mm of government guaranteed loans • $367mm residential solar loans with strong credit profiles • Predominantly NYC properties with low LTV: MF = 54%, CRE = 51% • $1,055mm agency securities • $1,789mm of non-agency securities • $742mm of PACE securities with low LTV • All non-agency MBS/ABS securities are top of the capital structure • 99% first lien mortgages • Low LTV = 62% • 82%/18% originated to purchased portfolio $7.7B as of 2Q22 Securities $3.5B Cash, Resell Agreements, and Other $0.6B Residential $1.2B Multifa ily & Commercial Real Estate $1.2B C&I, Consumer and Other $1.2B

• In May, $277.3 million AFS securities were transferred into our Non-Pace HTM securities portfolio to reduce potential mark to market volatility • HTM securities, excluding PACE assessments represent 23% of the total investment portfolio • 100% of PACE portfolio, and 41% of Non-Pace HTM securities is mission-aligned Held-to-Maturity Securities 9 HELD-TO-MATURITY SECURITIES ($ in millions) 2Q22 HIGHLIGHTS $625 $725 $844 $946 $1,376 $546 $627 $627 $724 $742 $79 $98 $216 $223 $634 3.96% 4.05% 4.08% 4.21% 4.28% 1.80% 2.13% 1.69% 2.01% 2.59% PACE (HTM) Non Pace HTM PACE (HTM) Yield Non-Pace HTM Yield 2Q21 3Q21 4Q21 1Q22 2Q22

Investment Securities 10 SECURITIES – BOOK VALUE(1) ($ millions) (1) Securities book value excludes unrealized Available for Sale (AFS) gain / loss on sale (2) MBS/ABS does not include PACE assessments • Investment Securities totaled $3.6 billion book value for 2Q22 • Securities increased $113.8 million in 2Q22 compared to 1Q22 with continued mix shift toward non-agency partially from PACE assessment growth ◦ Non-agency securities in 2Q22 include $742.1 million of PACE assessments, which are non-rated • 86.8% of all non-agency MBS/ABS securities are AAA rated and 99.6% are A rated or higher(2); all CLO’s are AAA-rated • As of 2Q22 average subordination for the C&I CLOs was 42.4% • 38% of the total securities portfolio (or 48% of the securities portfolio excluding PACE) has a floating rate of interest 2Q22 HIGHLIGHTS $2,425 $2,662 $2,946 $3,420 $3,586 $1,031 $1,164 $1,390 $1,702 $1,789 $546 $627 $627 $724 $742 $848 $871 $929 $994 $1,055 3.96% 4.05% 4.08% 4.21% 4.28% 1.66% 1.60% 1.57% 1.60% 1.81% 1.84% 1.78% 1.78% 1.96% 2.47% Non-Agency PACE Agency PACE Yield Agency Yield Non-Agency Yield 2Q21 3Q21 4Q21 1Q22 2Q22

• Total loans increased $178.2 million, or 5.1%, compared to 1Q22 due to new loan originations in our residential real estate and solar portfolios, partially offset by commercial loan payoffs • 2Q22 yield of 3.86%; an increase of 1 bps compared to 1Q22 • The total balance of mission-aligned loans in our commercial portfolio was $1.7 billion, or 72.3% of the total commercial balance • 36.5% of all residential loans purchased or originated in Q2 were CRA loans3, compared to 19.0% in Q1 Loans 11 TOTAL LOANS (1)(2) ($ in millions) 2Q22 HIGHLIGHTS $3,138 $3,087 $3,277 $3,435 $3,609 3.82% 3.84% 4.01% 3.85% 3.86% Total Loans, net Loan Yield 2Q21 3Q21 4Q21 1Q22 2Q22 (1) Held for Sale loans excluded (2) Adjusted for $1.0 million paid interest on reinstated loan, 4Q21 yield was 3.89% (3) CRA loans are defined as loans issued in a low to middle income area, or to a low to middle income borrower MISSION ALIGNED COMMERCIAL LOANS ($ in millions) $861 $334 $743 $426 $741 $98 $484 $381 $120 $236 $260 $45 Mission Aligned Loans Non-Impact Loans Multifamily CRE C&I Consumer/Other

Net Interest Income and Margin 12 NET INTEREST INCOME & MARGIN ($ millions) • Net interest income was $56.5 million, compared to $48.4 million in 1Q22 • 2Q22 NIM at 3.03%; an increase of 27 bps compared to 1Q22 • NIM was negatively impacted by approximately 8 bps due to cash in excess of $100 million on the balance sheet • Loan prepayment penalties favorably impacted NIM by 2 bps in 2Q22, compared to 3 bps in 1Q22 2Q22 HIGHLIGHTS $42.0 $43.4 $47.1 $48.4 $56.5 2.75% 2.70% 2.77% 2.76% 3.03% Net Interest Income Net Interest Margin 2Q21 3Q21 4Q21 1Q22 2Q22

Non-Interest Expense and Efficiency 13 NON-INTEREST EXPENSE ($ millions) • Efficiency ratio of 53.9% for 2Q22 • Core efficiency ratio excluding the tax credit or accelerated depreciation impact of our solar tax equity investments of 52.2% for 2Q22(1) • Non-interest expense for 2Q22 was $34.3 million • Non-interest expense for 2Q22 was $0.1 million lower compared to 1Q22 2Q22 HIGHLIGHTS (1) See non-GAAP disclosures on pages 22-23 (2) Ex-solar is defined as excluding the tax credit or accelerated depreciation impact of our solar tax equity investments $31.4 $32.6 $34.0 $34.0 $34.0 $31.4 $33.0 $35.0 $34.4 $34.3 64.4% 64.7% 62.8% 61.1% 52.2% 66.3% 66.0% 58.9% 61.7% 53.9% Core NIX NIX Core Eff Ratio ex-solar(2) Eff Ratio 2Q21 3Q21 4Q21 1Q22 2Q22

Non-Interest Income 14 CORE NON-INTEREST INCOME ex-solar (1) ($ millions) • Our trust business held $38.9 billion in assets under custody and $12.9 billion in assets under management, compared to $39.7 billion and $15.1 billion, respectively, in the preceding quarter; this decline was primarily driven by a decrease in fair value due to market volatility • Trust fee income remained flat quarter over quarter, primarily due to steady recordkeeping fees and subadvisory income • Other income is up $1.1 million, primarily driven by an increase in income generated from bank-owned life insurance due to a one-time beneficiary event, as well as a gain on the sale of nonperforming commercial loans 2Q22 HIGHLIGHTS (1) Ex-solar is defined as excluding the tax credit or accelerated depreciation impact of our solar tax equity investments $6.8 $7.0 $7.2 $7.2 $8.7 $1.2 $1.2 $1.9 $1.3 $2.4 $3.3 $3.4 $2.9 $3.5 $3.5 $2.3 $2.5 $2.4 $2.4 $2.8 Retail banking Trust fee income Core other income ex-solar (1) 2Q21 3Q21 4Q21 1Q22 2Q22

Allowance for Loan Losses 15 ALLOWANCE FOR LOAN LOSSES / TOTAL LOANS ALLOWANCE FOR LOAN LOSSES (ALLL) CHANGE DURING 2Q22 ($ millions) • Allowance for loan losses totals $39.5 million in 2Q22, or $2.0 million higher compared to 1Q22 primarily due to higher loan balances and specific reserves, offset by improved credit quality 2Q22 HIGHLIGHTS 1.20% 1.15% 1.08% 1.08% 1.08% 2Q21 3Q21 4Q21 1Q22 2Q22 Allowance Waterfall 37.5 1.6 1.5 (1.1) — 39.5 03/31/22 Loan Balances Specific Reserves Credit Quality Qualitative Factors 6/30/22

Credit Quality 16 NPA / TOTAL ASSETS NCO / AVERAGE LOANS(1) (Quarter trend) 2Q22 HIGHLIGHTS • Nonperforming assets were $65.3 million as of 2Q22, compared to $61.1 million in 1Q22 • Net charge-offs of 0.11% in 2Q22 was 3 bps higher than 1Q22 due to increased charge-off activity related to our focus on reducing our nonperforming assets • Criticized and classified loans improved by $43.5 million, or 24%; Pass rated loans are 96% of loan portfolio 1. Annualized CRITICIZED AND CLASSIFIED LOANS ($ millions) 1.08% 0.99% 0.77% 0.80% 0.82% 2Q21 3Q21 4Q21 1Q22 2Q22 0.04% (0.02)% 0.44% 0.08% 0.11% 2Q21 3Q21 4Q21 1Q22 2Q22 $336 $311 $231 $179 $136 2Q21 3Q21 4Q21 1Q22 2Q22

Returns 17 (1) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details (2) ROAE was 7.6%, 10.3%, 11.2%, 10.3% and 15.2% for 2Q21, 3Q21, 4Q21, 1Q22 and 2Q22, respectively (3) ROATCE was 7.9%, 10.6%, 11.6%, 10.6% and 15.7% for 2Q21, 3Q21, 4Q21, 1Q22 and 2Q22, respectively (4) Ex-solar is defined as excluding the tax credit or accelerated depreciation impact of our solar tax equity investments Core ROAE & Core ROATCE ex-solar (1)(2)(3)(4) 8.4% 10.7% 8.9% 10.4% 16.2% 8.7% 11.1% 9.2% 10.7% 16.8% Core ROAE ex-solar Core ROATCE ex-solar 2Q21 3Q21 4Q21 1Q22 2Q22 Core ROAE and Core ROATCE ex-solar for Q2 2022 would be 14.8% and 15.2%, respectively assuming no change in OCI from Q1 2022

Capital 18 TIER 1 LEVERAGE RATIO COMMON EQUITY TIER 1 RATIO • Regulatory capital ratios remained strong ◦ Tier 1 leverage ratio of 7.08% as of 2Q22 ◦ Excluding the excess liquidity(1), tier 1 leverage ratio would be 7.28% ◦ Bank tier 1 leverage ratio of 7.84% as of Q2 2022. ◦ Common Equity Tier 1 Capital of 11.76% • Tier 1 leverage ratio was 26 bps lower than the prior quarter, primarily driven by a decrease in capital due to our repurchase activity, as well as an increase in average assets • CET1 ratio of approximately 12% reflects conservative investment practices 2Q22 HIGHLIGHTS 7.93% 7.85% 7.62% 7.34% 7.08% 8.49% 8.55% 8.17% 7.69% 7.28% Tier 1 Leverage Leverage Ratio ex-Excess Liquidity 2Q21 3Q21 4Q21 1Q22 2Q22 13.63% 13.98% 12.98% 12.36% 11.76% 2Q21 3Q21 4Q21 1Q22 2Q22 (1) Excess liquidity is defined as cash in excess of $100.0 million

Tangible Book Value 510 20 (2) (9) 1 (37) 481 16.45 17.09 17.01 16.72 16.96 16.91 15.69 15.69 03/31/22 Earnings Dividends @ $.08/ share Buybacks - APIC Buybacks - Share count Other(1) AFS Mark 6/30/22 TANGIBLE COMMON EQUITY & TANGIBLE BOOK VALUE ($ millions) 2Q22 SUMMARY • TBV decline primarily driven by a $37.4 million decline from the previous quarter in the tax effected AFS mark-to-market adjustment ◦ TBV decline of 4.6% reflective of increases in long-term interest rates and widening of pricing spreads ◦ AFS mark adjustment considered temporary risk mitigated by our liquidity position • Share repurchases had a small dilutive impact to TBV per share as capital usage was partially offset by outstanding share impact • Tangible Common Equity Ratio was 6.3% • Dividend Payout Ratio was 12.6% 19 (1) Other includes the effect of stock issuance

2022 Guidance 20 2022 FINANCIAL OUTLOOK - Higher End of Ranges • Core pre-tax pre-provision earnings(1) from $75 - $85 million to: ◦ $97 - $105 million - includes effect of rate hikes through June ◦ $110 - $120 million - includes effect of July hike and forward rate curve through 2022 • Net Interest Income from $184 - $192 million to: ◦ $205 - $215 million - includes effect of rate hikes through June ◦ $220 - $230 million - includes effect of July hike and forward rate curve through 2022 • Approximately 5-7% balance sheet growth, driven by loan growth and managing cash and short-term securities mix 2022 INITIATIVES • Invest in lending strategy via personnel, invest in key talent across critical roles • Drive ESG ResponsiFunds and overall profitability of Trust business (1) Excluding the tax credit or accelerated depreciation impact of our solar tax equity investments and any future non-core items

Appendix

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended June 30, 2022	March 31, 2022	June 30, 2021	As of and for the Six Months Ended June 30, 2022	June 30, 2021
Core operating revenue					
Net Interest income (GAAP)	$ 56,498	$ 48,368	$ 41,991	$ 104,866	$ 83,836
Non-interest income	7,246	7,422	5,327	14,668	9,327
Less: Securities (gain) loss	582	(162)	(321)	420	(339)
Core operating revenue (non-GAAP)	64,326	55,628	46,997	119,954	92,824
Add: Tax (credits) depreciation on solar investments	862	(64)	1,760	798	5,597
Core operating revenue excluding solar tax impact (non-GAAP)	$ 65,188	$ 55,564	$ 48,757	$ 120,752	$ 98,421
Core non-interest expense					
Non-interest expense (GAAP)	$ 34,346	$ 34,397	$ 31,395	$ 68,743	$ 64,189
Less: Severance [1]	(34)	(52)	—	(86)	(1,090)
Less: ABOC	(282)	(371)	—	(653)	—
Core non-interest expense (non-GAAP)	$ 34,030	$ 33,974	$ 31,395	$ 68,004	$ 63,099
Core net income					
Net Income (GAAP)	$ 19,613	$ 14,165	$ 10,408	$ 33,778	$ 22,598
Less: Securities (gain) loss	582	(162)	(321)	420	(339)
Add: Severance [1]	34	52	—	86	1,090
Add: ABOC	282	371	—	653	—
Less: Tax on notable items	(233)	(67)	86	(300)	(196)
Core net income (non-GAAP)	20,278	14,359	10,173	34,637	23,153
Add: Tax (credits) depreciation on solar investments	862	(64)	1,760	798	5,597
Add: Tax effect of solar income	(224)	17	(474)	(207)	(1,457)
Core net income excluding solar tax impact (non-GAAP)	$ 20,916	$ 14,312	$ 11,459	$ 35,228	$ 27,293

(1) Salary and COBRA expense reimbursement expense for positions eliminated

22

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended June 30, 2022	As of and for the Three Months Ended March 31, 2022	As of and for the Three Months Ended June 30, 2021	As of and for the Six Months Ended June 30, 2022	As of and for the Six Months Ended June 30, 2021
Tangible common equity					
Stockholders' equity (GAAP)	$ 498,041	$ 526,762	$ 548,211	$ 498,041	$ 548,211
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,628)	(3,890)	(4,755)	(3,628)	(4,755)
Tangible common equity (non-GAAP)	$ 481,344	$ 509,803	$ 530,387	$ 481,344	$ 530,387
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 517,430	$ 560,391	$ 547,766	$ 538,792	$ 545,163
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,755)	(4,017)	(4,903)	(3,886)	(5,052)
Average tangible common equity (non-GAAP)	$ 500,606	$ 543,305	$ 529,794	$ 521,837	$ 527,042
Core return on average assets					
Core net income (non-GAAP)	$ 20,278	$ 14,359	$ 10,173	$ 34,637	$ 23,153
Denominator: Total average assets	7,760,294	7,392,773	6,394,768	7,577,547	6,313,807
Core return on average assets (non-GAAP)	1.05%	0.79%	0.64%	0.92%	0.74%
Core return on average assets excluding solar tax impact (non-GAAP)	1.08%	0.79%	0.72%	0.94%	0.87%
Core return on average tangible common equity					
Core net income (non-GAAP)	$ 20,278	$ 14,359	$ 10,173	$ 34,637	$ 23,153
Denominator: Average tangible common equity	500,606	543,305	529,794	521,837	527,042
Core return on average tangible common equity (non-GAAP)	16.25%	10.72%	7.70%	13.38%	8.86%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	16.76%	10.68%	8.68%	13.61%	10.44%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 34,030	$ 33,974	$ 31,395	$ 68,004	$ 63,099
Core operating revenue (non-GAAP)	64,326	55,628	46,997	119,954	92,824
Core efficiency ratio (non-GAAP)	52.90%	61.07%	66.80%	56.69%	67.98%
Core efficiency ratio excluding solar tax impact (non-GAAP)	52.20%	61.14%	64.39%	56.32%	64.11%

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